Exhibit 99.1

FOR IMMEDIATE RELEASE

March 17, 2022

Generation Income Properties Announces 2021 Fourth Quarter and Year-End Financial and Operating Results

TAMPA, FLORIDA – Generation Income Properties, Inc. (NASDAQ: GIPR) ("GIPR" or the "Company") today announced its three- and twelve- month financial and operating results for the period ended December 31, 2021.

Quarterly Highlights
(For the 3 months ended December 31, 2021)

•	Generated net loss attributable to common stockholders of $(849.3) thousand, or $(1.34) per basic and diluted share
•	Generated core FFO of $(232.2) thousand, or $(0.22) per basic and diluted share
•	Generated core AFFO of $(263.5) thousand, or $(0.25) per basic and diluted share
•	Invested $4.7 million in 1 property with a yield of 7.5%.
•	Declared a quarterly distribution of $0.054 per common share and operating partnership unit and paid monthly to holders of record as of October 15, November 15, and December 15, 2021.

Annual Highlights
(For the 12 months ended December 31, 2021)

•	Generated net loss attributable to common stockholders of $(1.2) million, or $(1.16) per basic and diluted share
•	Generated core FFO of $307.2 thousand, or $0.29 per basic and diluted share
•	Generated core AFFO of $160.0 thousand, or $0.15 per basic and diluted share
•	Invested $8.3 million in 3 properties and acquired an interest in a Tenant in Common property for $1.7 million. These investments had a blended acquisition yield of approximately 7.3%.
•

Sold a 15,000 square foot Walgreens (NASDAQ: WBA) (S&P: BBB) in Cocoa, Florida in the third quarter of 2021 for a gain of approximately $900,000. The proceeds will be redeployed in investments that are better aligned with our current investment strategy.

•	Obtained a $25 million commitment letter with our lender, which was and will continue to be used for funding acquisitions.
•

Completed GIPR’s initial public offering (IPO) through uplisting its common shares to NASDAQ in September 2021. The offering was oversubscribed and generated approximately $16.7 million in gross proceeds including a partial exercise of the over-allotment.

•

Declared a total annual distribution of $.227 per common share and operating partnership units at a dividend yield of 3.64%, which was paid monthly beginning in October with previous distributions paid in September and March 2021.

Commenting on the year-end results, CEO David Sobelman stated, “This past year has been nothing short of metamorphic for GIPR.  We achieved transformational milestones that have positioned us for significant growth. Through our disciplined capital allocation, we grew the portfolio to today’s gross asset value of approximately $61 million, including our property held in a tenancy in common.  We enhanced our leadership team with additions to our board of directors and c-suite.” Mr. Sobelman concluded, “With our shares now trading on NASDAQ and a commitment letter with our lender in place, we believe we have broader access to capital, a sound growth strategy and a capital structure to support our trajectory.”

Portfolio

(As of December 31, 2021 unless otherwise stated)

•

Approximately 80% of the annualized rent generated by the Company’s real estate portfolio was generated by tenants that have (or whose parent company has) an investment grade credit rating from a recognized credit rating agency of “BBB-” or better. The Company’s largest tenants are the General Service Administration (S&P: AA+), PRA Group (NASDAQ: PRAA, S&P: BB+) and Pratt & Whitney (S&P: A-) and contributed approximately 65% to the portfolio’s annualized base rent.

•	The Company’s portfolio is 100% leased, occupied, and rent paying and remained so from our inception, even throughout the pandemic.
•

Approximately 77% of the leases in the current portfolio (based on annualized rent) provide for increases in contractual base rent during future years of the current term or during the lease extension periods.

•	The average annualized base rent (ABR) per square foot at the end of the quarter was $28.05 or $17.12 on a weighted average basis.

Liquidity and Capital Resources

•	$10.6 million in cash and cash equivalents at December 31, 2021 compared to $1.1 million at December 31, 2020.
•	Total debt outstanding was $29.0 million as of December 31, 2021 compared to $28.4 million as of December 31, 2020.

Financial Results

•

Core FFO for the three and twelve months ended December 31, 2021, was $(232.2) thousand and $307.2 thousand, respectively.  Core AFFO for the same periods was $(263.5) thousand and $160.0 thousand, respectively.

•

Revenue for the same periods was $0.9 million and $3.9 million, respectively. These results represent a year-over-year increase of 5.8% and 10.8%. for the three- and twelve-months ended, December 31, 2021.  The increase in revenue was driven by the acquisition of properties during the year.

•

Operating expenses including G&A for the same periods were $1.7 million and $5.5 million, respectively. These results represent a year-over-year increase of 35.5% and 14.0% for the three- and twelve months ended December 31, 2021.  Changes in operating expenses were driven primarily by an increase in stock-based compensation, salary expense, professional fees, and insurance.

•

G&A for the same periods were $0.8 million and $2.0 million, respectively. The change in G&A expenses was driven primarily by an increase in stock-based compensation, salary expense, and an increase in professional fees.

•	Net interest expense for the same periods were $0.3 million and $1.3 million, respectively.

Dividends

At its October 5, 2021, meeting, the Board of Directors declared a monthly distribution of $0.054 per common share and operating partnership unit to be paid monthly to holders of record as of October 15, November 15, and December 15, 2021. This represents an annualized rate of $0.648 per share with an annualized yield of 8.49% based on GIPR’s closing share price as of March 16, 2022.

2022 Guidance

The Company is not providing guidance on FFO, AFFO, G&A or acquisitions and dispositions at this time. However, GIPR will provide timely updates on material events, which will be broadly disseminated in due course. The Company executives, along with its Board of Directors, continue to assess the timing of providing such guidance to better align GIPR with its industry peers.

Conference Call and Webcast

The company will host its 2021 fourth quarter and year-end earnings conference call and audio webcast on Friday, March 18, 2022, at 9:00 a.m. Eastern Time.

To access the live webcast, which will be available in listen-only mode, please follow this link. If you prefer to listen via phone, U.S. participants may dial: 877-407-43141(toll free) or 201-689-7803 (local).

A replay of the conference call will be available approximately three hours after the conclusion of the live broadcast and for 30 days after. U.S. participants may access the replay at 877-660-6853 (toll free) or 201-612-7415 (local), using access code 13727842.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate corporation formed to acquire and own, directly and jointly, real estate investments focused on retail, office and industrial net lease properties in densely populated submarkets. The Company intends to elect to be taxed as a real estate investment trust. Additional information about Generation Income Properties, Inc. can be found at the Company's corporate website: www.gipreit.com.

Forward-Looking Statements

This press release, whether or not expressly stated, may contain "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. The words "believe," "intend," "expect," "plan," "should," "will," "would," and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These statements reflect the Company's expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company's control which could have a material adverse effect on the Company's business, financial condition, and results of operations. These risks and uncertainties include the risk that we may not be able to timely identify and close on acquisition opportunities, our limited operating history, potential changes in the economy in general and the real estate market in particular, the COVID-19 pandemic, and other risks and uncertainties that are identified from time to in our SEC filings, including those identified in our registration statement on Form S-11 (File No. 333-235707), which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statement made by us herein speaks only as of the date on which it is made. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof, except as may be required by law.

Notice Regarding Non-GAAP Financial Measures

In addition to our reported results and net earnings per diluted share, which are financial measures presented in accordance with GAAP, this press release contains and may refer to certain non-GAAP financial measures, including Funds from Operations ("FFO"), Core Funds From Operations ("Core FFO"), Adjusted Funds from Operations, or AFFO, Core Adjusted Funds from Operations ("Core AFFO"), or Net Debt. We believe the use of Core FFO and Core AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure, and should be considered in addition to, and not in lieu of, GAAP financial measures. You should not consider our Core FFO or Core AFFO as an alternative to net income or cash flows from operating activities determined in accordance with GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measure and statements of why management believes these measures are useful to investors are included below.

Generation Income Properties, Inc.

Consolidated Balance Sheets

	As of December 31,	As of December 31,
	2021	2020
Assets
Investment in real estate
Property	$41,025,309	$37,352,447
Tenant improvements	482,701	482,701
Acquired lease intangible assets	3,304,014	3,014,149
Less accumulated depreciation and amortization	(3,512,343)	(2,317,454)
Total investments	41,299,681	38,531,843
Investment in tenancy-in-common	725,082	-
Cash and cash equivalents	10,589,576	937,564
Restricted cash	34,500	184,800
Deferred rent asset	156,842	126,655
Prepaid expenses	237,592	134,165
Deferred financing costs	—	614,088
Accounts receivable	88,661	75,794
Escrow deposit and other assets	288,782	75,831
Total Assets	$53,420,716	$40,680,740

Liabilities and Stockholder's Equity
Liabilities
Accounts payable	$201,627	$118,462
Accounts payable – related party	100	-
Accrued expenses	134,816	406,125
Acquired lease intangible liability, net	577,388	415,648
Insurance payable	33,359	40,869
Deferred rent liability	228,938	188,595
Note Payable - related party	-	1,100,000
Mortgage loans, net of unamortized discount of $637,693 and $689,190 at December 31, 2021 and December 31, 2020, respectively	28,969,295	28,356,571
Total liabilities	30,145,523	30,626,270

Redeemable Non-Controlling Interests	9,621,159	8,684,431

Stockholders' Equity
Common stock, $0.01 par value, 100,000,000 shares authorized; 2,172,950 shares issued and outstanding at December 31, 2021 and 576,918 at December 31, 2020	21,729	5,770
Additional paid-in capital	19,051,929	5,541,411
Accumulated deficit	(5,419,624)	(4,177,142)
Total Generation Income Properties, Inc. stockholders' equity	13,654,034	1,370,039

Total Liabilities and Stockholders' Equity	$53,420,716	$40,680,740

Generation Income Properties, Inc.

Condensed Consolidated Statements of Operations

	Three Months ended December 31, (unaudited)		Twelve Months ended December 31,
	2021	2020	2021	2020
Revenue
Rental income	$941,524	$890,309	$3,900,096	$3,520,376

Expenses
General, administrative and organizational costs	455,763	178,274	1,111,029	817,671
Building expenses	228,443	176,499	768,182	711,446
Depreciation and amortization	343,502	368,639	1,508,340	1,452,556
Interest expense, net	282,504	339,353	1,310,950	1,400,129
Other expenses	-	-	-	-
Compensation costs	367,950	175,760	849,701	483,188
Total expenses	1,678,162	1,238,525	5,548,202	4,864,991
Gain on investment in tenancy-in-common	7,745	-	12,495	-
Gain on disposal of property	-	-	923,178	-
Net Loss	$(728,893)	$(348,216)	$(712,433)	$(1,344,615)

Less: Net income attributable to Non-controlling interest	120,359	152,320	530,049	487,038
Net Income (loss) attributable to Generation Income Properties, Inc.	$(849,252)	$(500,536)	$(1,242,482)	$(1,831,653)

Total Weighted Average Shares of Common Stock Outstanding – Basic and Diluted	635,367	539,236	1,067,599	532,281
Basic Income (Loss) Per Share Attributable to Common Stockholder	$(1.34)	$(.93)	$(1.16)	$(3.44)
Diluted Income (Loss) Per Share Attributable to Common Stockholder	$(1.34)	$(.93)	$(1.16)	$(3.44)

Reconciliation of Non-GAAP Measures

The following tables reconcile net income (loss), which we believe is the most comparable GAAP measure, to FFO, Core FFO, AFFO, and Core AFFO:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020

Net Income (loss)	$(728,893)	$(347,500)	$(712,433)	$(1,344,615)
Gain on disposal of property	-	-	(923,178)	-
Depreciation and amortization	343,502	368,639	1,508,340	1,452,556
Funds From Operations	(385,391)	21,139	(127,271)	107,941

Amortization of deferred financing costs	25,744	(106,210)	120,344	-
Public company consulting fees	-	(50,000)	-	-
Non-cash stock compensation	127,486	(74,338)	314,122	-
Adjustments From Operations	153,230	(230,548)	434,466	-

Core Funds From Operations	$(232,161)	$(209,409)	$307,195	$107,941

Net Income (loss)	$(728,893)	$(347,500)	$(712,433)	$(1,344,615)
Gain on disposal of property	-	-	(923,178)
Depreciation and amortization	343,502	368,639	1,508,340	1,452,556
Amortization of deferred financing costs	25,744	(106,210)	120,344	-
Below-market lease related intangibles	(31,309)	82,123	(147,230)	-
Adjustments From Operation	337,937	344,522	558,276	1,452,556
Adjusted Funds From Operations	$(390,956)	(2,948)	(154,157)	107,941

Non-cash stock compensation	127,486	(74,338)	314,122	-
Public company consulting fees	-	(50,000)	-	-

Adjustments From Operations	127,486	(124,338)	314,122	-
Core Adjusted Funds From Operations	$(263,470)	$(127,286)	$159,965	$107,941

Our reported results are presented in accordance with GAAP. We also disclose funds from operations (FFO) and adjusted funds from operations (AFFO) both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, and real estate related depreciation and amortization, including the pro rata share of such adjustments of unconsolidated subsidiaries. We then adjust FFO for amortization of deferred financing costs, non-cash stock compensation, public company consulting fees, and non-recurring litigation expenses and settlements to calculate Core Adjusted Funds From Operations, or Core AFFO. We use FFO and Core FFO as measures of our performance when we formulate corporate goals.

To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses, such as amortization of deferred financing costs, amortization of capitalized lease incentives, and above- and below-market lease related intangibles. We then adjust AFFO for noncash stock compensation, public company consulting fees, and non-recurring litigation expenses and settlements to calculate Core Adjusted Funds From Operations, or Core AFFO. We use AFFO and Core AFFO as measures of our performance when we formulate corporate goals.

FFO is used by management, investors, and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies. We believe that Core FFO and Core AFFO are useful measures for management and investors because they further remove the effect of noncash expenses and certain other expenses that are not directly related to real estate operations.

Because FFO excludes depreciation and amortization, gains and losses from property dispositions that are available for distribution to stockholders and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, our management team believes that FFO provides useful information to the investment community about our financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. However, FFO should not be viewed as an alternative measure of our operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties which are significant economic costs and could materially impact our results from operations. Nor does it reflect distributions paid to redeemable non-controlling interests (See Note 6 of our Consolidated Financial Statements for the Twelve Months ended December 31, 2021 and Note 7 of our Consolidated Financial Statements for the year ended December 31, 2020).

Investor Relations

Mary Jensen

mjensen@gipreit.com

813-448-1234